Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F.3 of Moolec Science SA of our report dated October 30, 2024 relating to the financial statements, which appears in Bioceres Crops Solutions Corp’s Annual Report on Form 20-F for the year ended June 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Sebastian Azagra

Partner

Rosario, Argentina

June 16, 2025